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                                                                     EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors and Stockholders
Ekco Group, Inc.

         We consent to incorporation by reference in the Registration Statement on Form S-8 (File No. 33-42785) pertaining to the 1984 and 1985 Restricted Stock Purchase Plans of Ekco Group, Inc., in the Registration Statement on Form S-8 (File No. 33-50800) pertaining to the 1984 Employee Stock Purchase Plan of Ekco Group, Inc., in the Registration Statement on Form S-8 (File No. 33-50802) pertaining to the 1987 Stock Option Plan of Ekco Group, Inc., in the Registration Statement on Form S-8 (File No. 33-29448) pertaining to the 1988 Directors' Stock Option Plan of Ekco Group, Inc., and in the Registration Statement on Form S-3 (File No. 33-58319) pertaining to the Dividend Reinvestment and Stock Purchase Plan of Ekco Group, Inc., of our report dated January 29, 1998 relating to the consolidated balance sheets of Ekco Group, Inc. and subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended December 28, 1997, which report is included in the December 28, 1997 Annual Report on Form 10-K of Ekco Group, Inc.



                                                      /s/ KPMG Peat Marwick LLP


Boston, Massachusetts
March 19, 1997